As filed with the Securities and Exchange Commission on December 29, 2025

Registration No. 333-290969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

322 W. 57th St. #33B

New York, New York 10019

Telephone: (972) 4-770-6377

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

322 W. 57th St. #33B

New York, New York 10019

Telephone: (972) 4-770-6377

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Pre-Effective Amendment No.1 (the “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-290969), originally filed by the registrant on October 20, 2025 (the “Registration Statement”). The sole purpose of this Amendment is to file an updated Exhibit 23.1 and in connection therewith to amend and restate the exhibit index set forth in Part II of the Registration Statemen. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 23.1 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
4.1^	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2025)
5.1^	Opinion of Sullivan & Worcester LLP
10.1^	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2025)
23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1^	Power of Attorney
107^	Filing Fee Table

* Filed herewith

^ Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on the 29th day of December 2025.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name:	Erez Raphael
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chief Executive Officer	December 29, 2025
Erez Raphael	(Principal Executive Officer)

/s/ Chen Franco-Yehuda	Chief Financial Officer, Secretary and Treasurer	December 29, 2025
Chen Franco-Yehuda	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	December 29, 2025
Yoav Shaked

*	Director	December 29, 2025
Lawrence Leisure

*	Director	December 29, 2025
Hila Karah

*	Director	December 29, 2025
Dennis Matheis

*	Director	December 29, 2025
Dennis M. McGrath

*	Director	December 29, 2025
Adam Stern

* /s/ Erez Raphael
Erez Raphael
Attorney-in-fact